EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements (Nos. 33-96848, 333-104640, 333-110258, 333-111993, 333-112639, 333-122645, 333-131354) on Form S-3 and (Nos. 333-33902, 333-33904, 333-111994, 333-112059, 333-112060, 333-118189) on Form S-8 of JMAR Technologies, Inc. of our report dated March 29, 2007 relating to our audit of the consolidated financial statements and the financial statement schedule, which appears on Form 10-K of JMAR Technologies, Inc. for the year ended December 31, 2006.
/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Santa Ana, California
March 29, 2007